North Bay Bancorp Logo

Contact:   Terry L. Robinson, President & CEO
           trobinson@northbaybancorp.com
           707-252-5024


             NORTH BAY BANCORP'S THIRD QUARTER PROFITS INCREASE 45%, LOAN PORTFOLIO GROWS 11% AND CORE DEPOSITS INCREASE 16%

Napa, CA - October 26, 2005 - North Bay Bancorp (Nasdaq: NBAN), holding company for The Vintage Bank and its Solano Bank division, today announced profits grew 45% in the third quarter of 2005. Total assets grew 14% compared with the third quarter of 2004, with 11% growth in the loan portfolio and a 16% increase in core deposits from previous year levels. Net income totaled $1.8 million, or $0.45 per diluted share in the third quarter, compared to $1.3 million, or $0.32 per diluted share in the third quarter of 2004. For the first nine months of 2005, net income grew 39% to $4.9 million, or $1.23 per diluted share, compared to $3.5 million, or $0.89 per diluted share in the first nine months of 2004.

"Our third quarter results evidence the success of our plan to improve efficiency and profitability. We are exceeding our goal for profit growth despite significant costs being incurred in association with SOX Section 404 compliance. Our strong net interest margin, reflecting our outstanding core deposit base, is key to this growth in profitability," commented Terry Robinson, President and CEO. Robinson added, "Non-recurring costs of services associated with implementing Sarbanes-Oxley Section 404 compliance will continue to adversely impact earnings through the remainder of 2005."

Third Quarter 2005 Financial Review and Operating Highlights (quarter ended 9/30/05 compared to 9/30/04)

     o    Net income increased 45% to $1.8 million.

     o    Pre-tax income rose 47% to $2.9 million.

     o    Earnings per diluted share increased 41% to $0.45.

     o    Revenues, excluding securities gains, increased 24% to $8.5 million.

     o    Total loans grew 11% to $400 million.

     o Asset quality remained exemplary with no nonperforming assets at quarter end.

Operating Results

Revenues, consisting of net interest income before the provision for loan losses and non-interest income excluding securities gains, increased 24% to $8.5 million in the third quarter of 2005 from $6.8 million in the third quarter of 2004. In the first nine months of 2005, revenues increased 22% to $24.0 million from $19.6 million in the like period of 2004.

Net interest income increased 27% to $7.4 million in the third quarter of 2005 compared to $5.8 million in the third quarter of 2004, with interest income growing 30% and interest expense up 47%. In the first nine months of 2005, net interest income rose 26% to $21.0 million from $16.7 million in the first nine months of 2004. Although there are no nonperforming loans, the third quarter provision for loan losses increased to $300,000 from $180,000 in the third quarter of last year to support growth in the overall loan portfolio. Year-to-date, the loan loss provision increased to $715,000 from $540,000 in the first nine months of 2004. Third quarter net interest income after the provision for loan losses increased 26% to $7.1 million compared to $5.7 million in the third quarter of 2004 and grew 26% to $20.3 million in the first nine months of the year from $16.1 million in the like period of 2004.

The net interest margin increased to 5.30% in the third quarter from 4.95% in the third quarter of 2004. In the first nine months of 2005, the net interest margin was 5.43% compared with 4.9% in 2004. The improved margin is attributed to a higher loan-to-deposit ratio, increased yields from variable rate loans, an improved deposit mix and prudent management of rates paid on deposits.

Non-interest income, excluding securities gains, increased 4% to $1.0 million in the third quarter of 2005 from the previous year's third quarter. Year-to-date, non-interest income decreased 6.9% to $3.0 million from $3.2 million in 2004.

NBAN 3Q05 Profits Up 45%
October 26, 2005
Page 2 of 3

Non-interest expenses in the third quarter of 2005 increased 12% to $5.2 million from $4.7 million in the third quarter of 2004. In the first nine months of 2005, operating expenses increased 11% to $15.4 million from $13.8 million in the like period of 2004. The percentage increase in expenses is significantly less than the comparable increase in revenues primarily due to a modest percentage increase in salaries and benefits resulting from maintaining full-time equivalent employee levels very close to previous year levels. This benefit was partially offset by significant increases in consulting and audit fees relating to the Company's requirement for Sarbanes-Oxley Section 404 compliance in 2005. The tax equivalent efficiency ratio in the third quarter improved to 60.83% compared to 67.15% in the third quarter last year, while the year-to-date ratio improved to 63.33% from 68.30% in the first nine months of 2004. The efficiency ratio measures non-interest expenses as a percent of revenues.

Pre-tax Income increased 47% in the third quarter of 2005 to $2.9 million from $2.0 million the third quarter of 2004. Pre-tax income rose 43% in the first nine months of the year to $7.9 million from $5.5 million in the like period of 2004.

Income taxes increased in the third quarter of 2005 reflecting higher earnings. The tax provision increased to $1.1 million, or 38% of third quarter pre-tax income, compared to $750,000, or 37.5% of third quarter pre-tax income a year ago. For the first nine months of 2005, the provision for income tax was $3.0 million, or 38% of pre-tax income, compared to $2.0 million, or 37% of pre-tax income in the first nine months of 2004. The increase in the effective tax rate in 2005 compared with 2004 was due to a declining level of municipal bonds earning interest exempt from federal income tax.

Earnings ratios improved with return on equity and return on assets up for the third quarter and first nine months of 2005. North Bay generated a return on average equity of 14.96% and 13.88% in the third quarter and first nine months 2005, respectively, compared with 11.86% and 11.58%, respectively, in the comparable periods of 2004. Return on average assets was 1.17% in the third quarter and 1.11% in the first nine months of 2005 compared with 0.92% in both corresponding periods of 2004.

Balance Sheet
-------------

Total assets were $630 million as of September 30, 2005, a 14% increase from September 30, 2004 and a 12% increase from December 31, 2004. Deposits grew 15% during the previous twelve months to $547 million and 13% from year-end 2004, with demand deposits growing 30% from September 30, 2004 and 31% from year-end 2004. Loans, net of the allowance for loan losses, were $393 million as of September 30, 2005, an 11% increase from September 30, 2004 and a 5% increase from year-end 2004. Book value per share at the end of the third quarter was $12.60 compared to $11.18 per share as of September 30, 2004, an increase of 12.7%.

Asset quality remains excellent with no nonperforming loans as of September 30, 2005. The allowance for loan and lease losses was $4.8 million, or 1.22% of loans outstanding at quarter end, compared to $4.0 million or 1.13% of loans outstanding at the end of the third quarter of 2004. Net charge-offs year-to-date were $19,000 compared to $24,000 charged off in the like period of 2004.

ABOUT NORTH BAY BANCORP
-----------------------

North Bay Bancorp is the holding company for The Vintage Bank in Napa County and its Solano Bank division in Solano County. This full service commercial bank offers a wide selection of deposit, loan and investment services to local consumers and small business customers. The Vintage Bank opened for business in 1985 and operates six banking offices in Napa County, Northern California's number one tourist destination and the nation's premier wine producing region. The main office and two branch offices are located in the City of Napa. The Vintage Bank also has branches in the cities of St. Helena and American Canyon and on Airport Road in the Southern industrial area of Napa County as well as an off-site ATM facility in Yountville. Solano Bank, a division of The Vintage Bank, launched in July 2000, has offices in the primary cities along the I-80 corridor of Solano County, including Vacaville, Fairfield, Vallejo and Benicia and an off-site ATM facility in downtown Fairfield. Solano County is projected to be the fastest growing county in Northern California through year 2020 and is attracting people with a quality lifestyle, affordable housing and business-friendly attitudes.

NBAN 3Q05 Profits Up 45%
October 26, 2005
Page 3 of 3

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of North Bay Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of The Vintage Bank and its Solano Bank division. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:
(1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged; and (5) other risks detailed in the North Bay Bancorp reports filed with the Securities and Exchange Commission.

NORTH BAY BANCORP

CONSOLIDATED INCOME STATEMENT                          3-Month Period Ended:                        9-Month Period Ended:
(in $000's, unaudited)                      9/30/2005      9/30/2004        % Change       9/30/2005      9/30/2004        % Change
----------------------                      ---------      ---------        --------       ---------      ---------        --------
Interest Income                            $    8,847     $    6,822           29.7%      $   24,668     $   19,180          28.6%
Interest Expense                                1,415            961           47.2%           3,638          2,508          45.1%
                                           ----------     ----------                      ----------     ----------
     Net Interest Income                        7,432          5,861           26.8%          21,030         16,672          26.1%
Provision for Loan & Lease Losses                 300            180           66.7%             715            540          32.4%
                                           ----------     ----------                      ----------     ----------
    Net Interest Income after Loan
        Loss Provision                          7,132          5,681           25.5%          20,315         16,132          25.9%
Service Charges                                   540            564           -4.3%           1,579          1,684          -6.2%
Loan Sale & Servicing Income                       11             16          -31.3%              23             35         -34.3%
Bank Owned Life Insurance Income                   88             88            0.0%             263            280          -6.1%
Other Non-Interest Income                         388            318           22.0%           1,140            968          17.8%
Gain on Investments                              --             --                             --               262        -100.0%
                                           ----------     ----------                      ----------     ----------
    Total Non-Interest Income                   1,027            986            4.2%           3,005          3,229          -6.9%
Salaries & Benefits                             2,763          2,566            7.7%           8,221          7,633           7.7%
Occupancy Expense                                 477            369           29.3%           1,317          1,080          21.9%
Equipment Expense                                 487            502           -3.0%           1,566          1,509           3.8%
Other Non-Interest Expenses                     1,484          1,230           20.7%           4,315          3,613          19.4%
                                           ----------     ----------                      ----------     ----------
    Total Non-Interest Expenses                 5,211          4,667           11.7%          15,419         13,835          11.4%
    Income Before Taxes                         2,948          2,000           47.4%           7,901          5,526          43.0%
Provision for Income Taxes                      1,131            750           50.8%           3,036          2,034          49.3%
                                           ----------     ----------                      ----------     ----------
     Net Income                               $ 1,817     $    1,250           45.4%      $    4,865     $    3,492          39.3%
                                           ==========     ==========                      ==========     ==========

TAX DATA
Tax-Exempt Muni Income                     $      121     $      113            7.1%      $      340     $      409         -16.9%
Tax-Exempt BOLI Income                     $       88     $       88            0.0%      $      263     $      280          -6.1%
Interest Income - Fully Tax Equivalent     $    8,885     $    6,859           29.5%      $   24,783     $   19,313          28.3%
NET CHARGE-OFFS (RECOVERIES)               $        9     $      (78)           NM        $       19     $       24            NM


PER SHARE DATA                                        3-Month Period Ended:                           9-Month Period Ended:
(unaudited)                                 9/30/2005      9/30/2004        % Change       9/30/2005      9/30/2004        % Change
-----------                                 ---------      ---------        --------       ---------      ---------        --------

Basic Earnings per Share                   $     0.47     $     0.33           42.4%      $     1.26     $     0.92          37.0%
Diluted Earnings per Share                 $     0.45     $     0.32           40.6%      $     1.21     $     0.89          36.0%
Common Dividends                           $     0.00     $     0.00                      $     0.15     $     0.13          15.4%
Wtd. Avg. Shares Outstanding                3,888,998      3,820,591                       3,854,216      3,796,906
Wtd. Avg. Diluted Shares                    4,060,596      3,924,053                       4,025,905      3,915,404
Book Value per Share (EOP)                 $    12.60     $    11.18           12.7%      $    12.60     $    11.18          12.7%
Common Shares Outstanding. (EOP)            3,897,504      3,822,150                       3,897,504      3,822,150


KEY FINANCIAL RATIOS                          3-Month Period Ended:                          9-Month Period Ended:
(unaudited)                                 9/30/2005      9/30/2004                       9/30/2005      9/30/2004
-----------                                 ---------      ---------                       ---------      ---------
Return on Average Equity                        14.96%         11.86%                          13.88%         11.58%
Return on Average Assets                         1.17%          0.92%                           1.11%          0.92%
Net Interest Margin (Tax-Equivalent)             5.30%          4.95%                           5.43%          4.98%
Efficiency Ratio (Tax-Equivalent)               60.83%         67.15%                          63.33%         68.30%


AVERAGE BALANCES                                       3-Month Period Ended:                         9-Month Period Ended:
(in $000's, unaudited)                      9/30/2005      9/30/2004         % Change      9/30/2005      9/30/2004        % Change
----------------------                      ---------      ---------         --------      ---------      ---------        --------
Average Assets                             $  619,442     $  539,578           14.8%      $  586,794     $  506,018          16.0%
Average Earning Assets                     $  565,561     $  477,054           18.6%      $  532,593     $  449,495          18.5%
Average Gross Loans & Leases               $  407,741     $  369,384           10.4%      $  400,634     $  342,515          17.0%
Average Deposits                           $  537,539     $  464,629           15.7%      $  506,409     $  439,995          15.1%
Average Equity                             $   48,319     $   41,936           15.2%      $   46,809     $   40,278          16.2%


STATEMENT OF CONDITION                                End of Period:
(in $000's, unaudited)                      9/30/2005     12/31/2004      9/30/2004    9-Month chg   Annual Chg
----------------------                      ---------     ----------      ---------    -----------   ----------
ASSETS
Cash and Due from Banks                    $   31,048       $ 27,342     $  42,626        13.6%        -27.2%
Securities and Fed Funds Sold                 180,248        132,348       110,856        36.2%         62.6%

Commercial & Industrial                        78,829         67,172        60,828        17.4%         29.6%
Commercial Secured by Real Estate             251,872        241,361       230,610         4.4%          9.2%
Real Estate                                     4,422          6,613         6,743       -33.1%        -34.4%
Construction                                   25,416         27,762        25,841        -8.5%         -1.6%
Consumer                                       38,643         36,343        35,889         6.3%          7.7%
    Gross Loans & Leases                      399,182        379,251       359,911         5.3%         10.9%
Deferred Loan Fees                             (1,473)        (1,485)       (1,468)       -0.8%          0.3%
    Loans & Leases Net of Deferred Fees       397,709        377,766       358,443         5.3%         11.0%
Allowance for Loan & Lease Losses              (4,832)        (4,136)       (4,040)       16.8%         19.6%
    Net Loans & Leases                        392,877        373,630       354,403         5.2%         10.9%
Loans Held-for-Sale                               --          4,604         20,232      -100.0%       -100.0%
Investment in Subsidiary                          310            310           310         0.0%          0.0%
Bank Premises & Equipment                       9,542         10,336        10,657        -7.7%        -10.5%
Other Assets                                   16,018         13,493        13,415        18.7%         19.4%
     Total Assets                          $  630,043      $ 562,063     $ 552,499        12.1%         14.0%

LIABILITIES & CAPITAL
Demand Deposits                            $  166,239      $ 127,250     $ 127,768        30.6%         30.1%
NOW / Savings Deposits                        146,963        151,053       144,267        -2.7%          1.9%
Money Market Deposits                         148,938        128,884       125,994        15.6%         18.2%
Time Certificates of Deposit                   84,710         77,306        78,763         9.6%          7.6%
    Total Deposits                            546,850        484,493       476,792        12.9%         14.7%

Long Term Borrowings                           19,000         19,000        19,000         0.0%          0.0%
Trust Preferred Securities                     10,310         10,310        10,310         0.0%          0.0%
    Total Deposits & Interest Bearing Liab.   576,160        513,803       506,102        12.1%         13.8%

Other Liabilities                               4,763          4,126         3,667        15.4%         29.9%
Total Capital                                  49,120         44,134        42,730        11.3%         15.0%
    Total Liabilities & Capital            $  630,043      $ 562,063     $ 552,499        12.1%         14.0%


CREDIT QUALITY DATA                                      End of Period:
(in $000's, unaudited)                      9/30/2005     12/31/2004     9/30/2004
----------------------                      ---------     ----------     ---------
Non-Accruing Loans                         $      --      $      --      $     --
Over 90 Days PD and Still Accruing                  0              0             0
Other Real Estate Owned                             0              0             0
    Total Non-Performing Assets            $      --      $      --      $     --


Non-Performing Loans to Total Loans              0.00%          0.00%         0.00%
Non-Performing Assets to Total Assets            0.00%          0.00%         0.00%
Allowance for Loan Losses to Loans               1.21%          1.09%         1.12%

OTHER PERIOD-END STATISTICS                              End of Period:
(unaudited)                                 9/30/2005     12/31/2004     9/30/2004
-----------                                 ---------     ----------     ---------
Shareholders' Equity / Total Assets               7.8%           7.9%          7.7%
Loans / Deposits                                 73.0%          78.3%         75.5%
Non-Interest Bearing Deposits
 / Total Deposits                                30.4%          26.3%         26.8%